EXHIBIT 10.15
AMENDMENT NO. 7 TO
INCENTIVE STOCK PLAN
     This Amendment No. 7 to the Martin Marietta Materials, Inc. Incentive Stock Plan, as previously amended (the “Plan”) hereby makes the following amendments, effective as of November 16, 2005.
     Section 4.01 of the Plan is amended and restated as follows:
          “4.01 Elective Crediting of Stock Units: Any Eligible Employee may elect to apply up to fifty percent (50%) of his or her Incentive Award for a Plan Year toward the crediting of Stock Units. The election must be (i) made in writing on the participation form approved for use under the Plan, (ii) signed by the Eligible Employee, and (iii) submitted to the Corporation no later than June 30 of the Plan Year for which the Incentive Award is awarded; the election shall be irrevocable after that date. If an Eligible Employee who has made an election under this Section 4.01 for a Plan Year retires or otherwise terminates Employment before the date that Incentive Awards are awarded for that Plan Year, the election shall have no effect.”
All other terms and provisions of the Plan remain in full force and effect.